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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-40457, 333-40459, 333-40461, 333-40333, 333-43622,
333-67440, 333-97181 and 333-97179) pertaining to the various stock issuance programs; and in the Registration Statement (Form S-3 No.333-86440) of Hypercom Corporation of our report dated February 6, 2003, with respect to the consolidated financial statements and schedule of Hypercom Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002.



                                          /s/ Ernst & Young LLP



Phoenix, Arizona
March 27, 2003